Exhibit 99.1

KULR Secures New Special Permits from the United States Department of Transportation Related to its Patented SafeX Product Suite, Including SafeCASE™ and SafeSLEEVE™

SAN DIEGO / GLOBENEWSWIRE / March 12, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced that the United States Department of Transportation (“DoT”) recently granted Special Permit 21693 and Special Permit 21704 to the Company. The new special permits cover transportation of damaged, defective, or recalled (“DDR”) batteries as well as end-of-life (“EOL”) batteries to include the critical area of battery disposal and recycling, paving the way for safer and more sustainable battery recovery and reuse practices. The DoT's approval of these special permits validates the safety standards and reliability of KULR's SafeCASE™ product for transporting and storing lithium-ion batteries which is expected to generate additional opportunities for KULR with both existing and new customers in various industries.

Securing both Special Permit 21693 for DDR and Special Permit 21704 for EOL enables KULR to further deploy its innovative SafeCASE™ technology, addressing the pressing need for responsible battery management amidst the rising utilization of batteries across diverse industries. Both Special Permits will open new doors for the Company to support industries and consumers in managing batteries at their end of life or when they become damaged or defective, in a manner that is both safe and compliant with regulations. Previously, KULR partnered with Clarios, the largest global producer of lead acid batteries, providing its SafeCASE™ transportation solution for a U.S. Department of Energy lithium battery lifecycle initiative to develop the manufacturing and re-use of lithium-ion batteries and their chemical elements in the United States for the purpose of domestic national interest.

Recently, the Company announced a collaboration with Charlotte, North Carolina-based battery recycler Cirba Solutions. The collaboration remains focused on developing a safe transportation platform for original equipment manufacturers to store and transport prototype, EOL, and DDR lithium-ion batteries up to 2.5-kilowatt hours by using KULR’s SafeCASE™ product and Cirba’s nationwide logistics and recycling services.

KULR's commitment to battery safety and sustainability is in line with global efforts to promote the responsible use and disposal of lithium-ion batteries. As legislation and environmental awareness continue to drive the shift towards electric-powered solutions and the need for efficient recycling processes, KULR stands at the forefront, ready to meet these challenges with innovative and reliable technologies. According to research firm EMR, the global market for battery recycling is expected to grow at a CAGR of 7.80% between 2024 and 2032 to reach a value of USD 24.04 billion by 2032.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we filed with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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